DETTO TECHNOLOGIES, INC. (the "Company")
                  STOCK OPTION AGREEMENT FOR PURCHASE OF STOCK

         We are pleased to inform you that the Company has granted to you, as the individual named below (the "Optionee"), this Stock Option. This Stock Option Agreement is a contract between you and the Company. It grants to you certain defined rights, at certain times and under certain conditions, to purchase shares of the Company's common stock, and in exchange you accept certain obligations and responsibilities, as described below and in the Company's 2004 Stock Option Plan (the "Plan") and the attached Terms and Conditions.

         FOR VALUABLE CONSIDERATION, the Company does hereby grant to the Optionee, as of the Date of Option Grant specified below, the right and option to purchase the number of shares of common stock of the Company specified below (the "Option Shares") for the Exercise Price Per Share specified below, and the right to purchase the Option Shares under this Stock Option Agreement shall accrue and vest according to the Vesting Schedule specified below:

              ------------------------------------------ -------------------------------------------
              Name of Optionee:                          William Glynn
              ------------------------------------------ -------------------------------------------
              Type of Option:                             Employee Incentive Stock Option
              ------------------------------------------ -------------------------------------------
              Number of Option Shares:                     125,000
              ------------------------------------------ -------------------------------------------
              Exercise Price Per Share:                     1.56
              ------------------------------------------ -------------------------------------------
              Date of Option Grant:                      8-26-04
              ------------------------------------------ -------------------------------------------
              Term of Option:                            Ten Years from Date of Option Grant
              ------------------------------------------ -------------------------------------------
              Vesting Schedule:                          Twenty-five  percent  (25%) of the  Option
                                                         Shares  shall  vest nine  months  from the
                                                         Grant  Date and  1/27th  of the  remainder
                                                         shall  vest on the  1st day of each  month
                                                         thereafter.
              ------------------------------------------ -------------------------------------------

                  EXECUTED as of the Date of Option Grant.

                                            Detto Technologies, Inc.

                                            By
                                              ----------------------------------
                                            Its
                                               ---------------------------------

                  By signing below and entering into this Stock Option Agreement, Optionee agrees to the terms hereof and all obligations and responsibilities as described in the Plan and the attached Terms and Conditions.

                         OPTIONEE
                                                                , as Optionee
                         ---------------------------------------

                  By signing below, Optionee's spouse hereby acknowledges that, pursuant to the Plan the Company will have certain repurchase rights with respect to any Shares issued to Optionee upon exercise of this Stock Option and as a condition to such exercise, the undersigned will execute such documentation as may be reasonably required by the Company evidencing the undersigned's acceptance of and agreement to such repurchase rights.

                         SPOUSE
                                                                , as Spouse
                         ---------------------------------------